UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2022

NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2022, the Company received a written notification (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Registrant was not in compliance with Nasdaq Listing Rule 5450(a)(1), as the Registrant’s closing bid price for its common stock was below $1.00 per share for the last thirty (30) consecutive business days.

Nasdaq’s notice has no immediate effect on the listing of the common stock on The Nasdaq Capital Market and, at this time, the common stock will continue to trade on The Nasdaq Capital Market under the symbol “NRXP”.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until January 9, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to January 9, 2023.

If the Company is not in compliance by January 9, 2023, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting and may potentially be traded on the Over-the-Counter market thereafter.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen Willard as Chief Executive Officer and Director

On July 12, 2022, the Board of Directors of NRx Pharmaceuticals, Inc. (the “Company”) appointed Stephen Willard, 61, to serve as Chief Executive Officer (“CEO”) of the Company and a member of the Board of Directors, with immediate effect.

Mr. Willard most recently served as CEO of Cellphire Inc., (“Cellphire”) a leading company in platelet and cell stabilization, between November 2013 and March 2021, during which period he aided in the expansion of Cellphire, managed all aspects of its dynamic growth and oversaw all its operations. Prior to joining Cellphire, he spent seven years as the Chief Executive Officer of Flamel Technologies S.A.. He presently serves as the Executive Director of Nozin, Inc., an infection prevention company and pioneer in nasal decolonization. Mr. Willard has more than 20 years of experience as the CEO of pharma and biotech companies. He also has additional experience covering all aspects of building and running public and private companies, including acquisition and divestment, development, staffing, manufacturing, licensing and supply. Mr. Willard received a B.A. from Williams College in 1982 and a J.D. from Yale Law School in 1985.

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Mr. Willard has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Willard had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Arrangements with Stephen Willard

On July 12, 2022 (the “Effective Date”), Mr. Willard entered into an employment agreement with the Company (the “Agreement”). The Agreement provides for an aggregate monthly payment of $41,666.67 to Mr. Willard for total annual payment of approximately $500,000 (the “Base Salary”) and an annual target bonus payment of $250,000 at the discretion of the Board and upon satisfactory performance of his duties (the “Target Bonus”). Pursuant to the terms of the Agreement, Mr. Willard will be granted an award of 1,000,000 restricted shares of the Company (“Restricted Stock”) pursuant to a separate Restricted Stock Award Agreement (the “RSA”). The Restricted Stock will vest in approximately equal installments over three (3) years from the Effective Date, subject generally to Mr. Willard’s continued service through the applicable vesting date.

If Mr. Willard resigns for “good reason” or is terminated by the Company other than for “cause” (or death or disability) (a “Qualifying Termination”), he is entitled to receive severance pay equal to the sum of the Base Salary, at the rate in effect on the date of termination, from the date of termination through the one-year anniversary thereof, and a prorated Target Bonus through the date of termination. In addition, in accordance with the terms of the RSA, upon a Qualifying Termination Mr. Willard is eligible to vest in a pro-rata amount of the Restricted Stock based on the number of days employed during the vesting period, and upon a Qualifying Termination that occurs within 12 months following a “change in control”, all outstanding Restricted Stock shall immediately vest. Mr. Willard will also be entitled to customary indemnification and directors and officers insurance coverage.

The foregoing summary of the material terms of the Agreement and the RSA is subject to the full and complete terms of the Agreement and the RSA, which the Company expects to file as an exhibit to its periodic report covering the effective date of his employment.

Mr. Robert Besthof to return to his original role

With the appointment of Mr. Willard as the new CEO, the interim CEO, Mr. Robert Besthof, has agreed to remain with the Company and will resume his responsibilities as Head of Operations Officer and Chief Commercial Officer for the Company.

Ms. Alessandra Daigneault to remain with the Company

In connection with the appointment of Mr. Willard as the new CEO, Ms. Daigneault has agreed to remain with the Company as General Counsel and Corporate Secretary to aid in the leadership transition.

Item 8.01	Other Events.

On July 13, 2022, the Company issued a press release announcing the appointment of Mr. Willard as CEO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated July 13, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: July 15, 2022	By:	/s/ Michael Kunz
	Name:	Michael Kunz
	Title:	Deputy General Counsel

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